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                                                                    EXHIBIT 23.3

                         CONSENT OF HOVDE FINANCIAL LLC


We hereby consent to the use of our name and to the description of our opinion letter, dated July 27, 2005, under the caption "Opinion of Hovde Financial LLC" in the Registration Statement on Form S-4 of Whitney Holding Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     /s/ Hovde Financial LLC
                                                     --------------------------
                                                     HOVDE FINANCIAL LLC


Washington, D. C.
December 23, 2005